Exhibit 99.1

Press Contact:	Investor Contact:
Trinseo	Trinseo
Dina Pokedoff	Andy Myers
Tel : +1 610-240-3307	Tel : +1 610-240-3221
Email: dpokedoff@trinseo.com	Email: aemyers@trinseo.com

Trinseo to Acquire Aristech Surfaces LLC as Part of its Transformation to a Specialty Materials and Sustainable Solutions Provider

•	Strengthens Trinseo’s strong position in acrylic solutions and drives expansion into wellness, niche leisure and architectural end markets in key geographies, including Asia

•	Purchase price of $445 million; implied purchase multiple of 7.0x enterprise value / 2021 estimated Adjusted EBITDA including $50 million tax benefit from basis step-up and $10 million annual run-rate cost synergies

•	Transaction is expected to be growth, margin and cash flow accretive

BERWYN, Pa — July19, 2021 — Trinseo (NYSE: TSE), a global materials company and manufacturer of plastics, latex binders and synthetic rubber, today announced its entry into an agreement with SK AA Holdings, LLC, an affiliate of Falcon Private Holdings, LLC (“Falcon”), to acquire Aristech Surfaces LLC (“Aristech”), a leading North America manufacturer and global provider of polymethyl methacrylates (PMMA) continuous cast and solid surface sheets, serving the wellness, architectural, transportation and industrial markets.

“The acquisition of Aristech allows us to provide a full offering of PMMA technologies and innovative products that serve customers in new, high-growth markets,” said Frank Bozich, Trinseo President and Chief Executive Officer. “This is an important next step towards our goal of becoming a global specialty materials and sustainable solutions provider. We are eager to welcome the Aristech team and we believe the complementary technical capabilities and focus on customer relationships will drive superior results for the PMMA business globally.”

The transaction is expected to generate approximately $10 million in annual pretax cost synergies by 2024 and additional revenue synergies by leveraging Trinseo’s footprint and customer relationships in North America, Europe and Asia. The collective technical and commercial teams will work together to accelerate growth and deliver meaningful value to shareholders.

Aristech is a global leading producer of continuous cast acrylic sheet for the wellness, architectural, transportation and industrial markets. Aristech’s products are used for a variety of applications, including the construction of hot tubs, swim spas, counter tops, signage, bath products and recreational vehicles. Aristech’s high margin profile and strong cash flow conversion is expected to drive long-term value for shareholders. The business will become part of Trinseo’s Engineered Materials segment.

The transaction is expected to be funded with cash on hand and existing credit facilities. Trinseo expects its net leverage ratio to be in the low-2x range at the end of the year, including proforma adjustments for the Synthetic Rubber divestiture and the Aristech and Arkema PMMA acquisitions. Trinseo anticipates the transaction will close by year-end 2021 subject to customary closing conditions and regulatory approvals.

Centerview Partners LLC is serving as financial advisor and Reed Smith LLP is serving as legal advisor to Trinseo in connection with the transaction. The Valence Group of Piper Sandler is acting as financial advisor and Morgan Lewis is acting as legal counsel to Falcon and Aristech.

Conference Call and Webcast Information

Trinseo will host a conference call to further discuss this announcement on Tuesday, July 20, 2021 at 8:00 a.m. Eastern Time.

Commenting on the call will be Frank Bozich, President and Chief Executive Officer, David Stasse, Executive Vice President and Chief Financial Officer, and Andy Myers, Director of Investor Relations.

For those interested in asking questions during the Q&A session, please register using the following link:

•	Conference Call Registration

After registering for the conference call, you will receive a confirmation email with a meeting invitation and information for entry. Registration is open through the live call, but it is advised that you register in advance to ensure you are connected for the full call.

For those interested in listening only, please register for the webcast using the following link:

•	Webcast Registration (available 20 minutes before the call)

The presentation slides will be posted on the Company’s Investor Relations website and they will also be available in the webcast player prior to the conference call. The Company will also furnish copies of the presentation slides to investors by means of a Form 8-K filing with the U.S. Securities and Exchange Commission.

A replay of the conference call and transcript will be archived on the Company’s Investor Relations website shortly following the conference call. The replay will be available until July 20, 2022.

About Trinseo

Trinseo (NYSE:TSE) is a global materials solutions provider and manufacturer of plastics, latex binders and synthetic rubber with a focus on delivering innovative, sustainable, and value-creating products that are intrinsic to our daily lives. Trinseo is dedicated to making a positive impact on society by partnering with like-minded stakeholders, and supporting the sustainability goals of our customers in a wide range of end-markets including automotive, consumer electronics, appliances, medical devices, packaging, footwear, carpet, paper and board, building and construction, and tires. Trinseo had approximately $3.0 billion in net sales in 2020. With the May 2021 acquisition of the PMMA business, the Company has 24 manufacturing sites around the world, and approximately 3,500 employees. For more information, please visit: www.trinseo.com.

Use of non-GAAP measures and Aristech financial information

In addition to using standard measures of performance and liquidity that are recognized in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we use additional measures of income excluding certain GAAP items (“non-GAAP measures”), such as Adjusted EBITDA and measures of liquidity excluding certain GAAP items, such as Free Cash Flow. We believe these measures are useful for investors and management in evaluating business trends and performance each period. These measures are also used to manage our business and assess current period profitability, as well as to provide an appropriate basis to evaluate the effectiveness of our pricing strategies. Such measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance or liquidity, as applicable.

Adjusted EBITDA is a non-GAAP financial performance measure, which we define as income from continuing operations before interest expense, net; income tax provision; depreciation and amortization expense; loss on extinguishment of long-term debt; asset impairment charges; gains or losses on the dispositions of businesses and assets; restructuring charges; acquisition related costs and benefits, and other items. In doing so, we are providing management, investors, and credit rating agencies with an indicator of our ongoing performance and business trends, removing the impact of transactions and events that we would not consider a part of our core operations.

Free Cash Flow is defined as cash from operating activities, less capital expenditures. We believe that Free Cash Flow provides an indicator of the Company’s ongoing ability to generate cash through core operations, as it excludes the cash impacts of various financing transactions as well as cash flows from business combinations that are not considered organic in nature. We also believe that Free Cash Flow provides management and investors with useful analytical indicators of our ability to service our indebtedness, pay dividends (when declared), and meet our ongoing cash obligations.

The financial information of Aristech provided herein is unaudited and is derived from information provided to Trinseo by Aristech management in conjunction with ongoing due diligence procedures, including projected financial information of Aristech, for which the accompanying projected GAAP information was not provided to Trinseo management as part of our due diligence procedures. This information has not been conformed to the accounting policies followed by Trinseo. Further, the definitions of performance and liquidity measures of Aristech, such as Adjusted EBITDA and Free Cash Flow, may not align with the definitions of Trinseo. As a result, it may be difficult to use these financial measures to compare the performance of Aristech and Trinseo’s performance.

Cautionary Note on Forward-Looking Statements

This press release may contain forward-looking statements including, without limitation, statements concerning plans, objectives, goals, projections, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts or guarantees or assurances of future performance. Forward-looking statements may be identified by the use of words like "expect," "anticipate," "intend," "forecast," "outlook," "will," "may," "might," "see," "tend," "assume," "potential," "likely," "target," "plan," "contemplate," "seek," "attempt," "should," "could," "would" or expressions of similar meaning. Forward-looking statements reflect management’s evaluation of information currently available and are based on our current expectations and assumptions regarding the estimated and future results of operations, expected margins, growth potential and synergies relating to the acquisition of Aristech, and the timing and completion of the acquisition, our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Factors that might cause such a difference include, but are not limited to, our ability to successfully complete the Aristech acquisition or meet the conditions to closing, including regulatory approvals, our ability to successfully integrate Aristech and its employees, to generate expected cost and revenue synergies and expected margins, and to profitably grow the Aristech business, as well as those factors discussed in our Annual Report on Form 10-K, under Part I, Item 1A —"Risk Factors" and elsewhere in our other reports, filings and furnishings made with the U.S. Securities and Exchange Commission from time to time. As a result of these or other factors, our actual results may differ materially from those contemplated by the forward-looking statements. Therefore, we caution you against relying on any of these forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.